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                                                                  EXHIBIT 99.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Warrant Certificate No. 1
May 14, 1996                                                  500,000 Warrants

                           SONUS PHARMACEUTICALS, INC.

                              WARRANT CERTIFICATE

     THIS WARRANT CERTIFICATE (the "Warrant Certificate"), certifies that ABBOTT LABORATORIES or registered assigns (the "Holder"), is the owner of 500,000 warrants ("Warrants"), each of which entitles the Holder hereof to purchase, as and when described herein one fully paid and non-assessable share of common stock, as such shares may be adjusted pursuant to Paragraph 5, ("Common Stock") of SONUS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), at a purchase price of $16.00 per share during the term of this Warrant Certificate.

     1. WARRANT. Each Warrant entitles the Holder to purchase one fully paid and nonassessable share of Common Stock of the Company (such number being subject to adjustment as provided in Paragraph 5 hereof) on the terms and conditions herein set forth.

     2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by the Warrants shall be $16.00 per share, subject to adjustment as provided in Paragraph 5 hereof. The purchase price of the shares of Common Stock as to which the Warrants shall be exercised shall be paid in full at the time of exercise and such consideration may consist of cash, check or bank draft.

     3. TERM OF WARRANT. The term of the Warrants shall commence on the date hereof and all rights to purchase shares of Common Stock hereunder shall cease at 11:59 P.M. on May 14, 2001, subject to earlier termination as provided herein. Warrants granted hereunder may be exercised at any time from the date hereof until expiration hereof. The Holder of the Warrants shall not have any of the rights of a stockholder with respect to the shares covered by the Warrants as to any shares of Common Stock not actually issued and delivered to it.

     4. TRANSFERABILITY. The Warrants shall not be transferable or assignable except to an Affiliate of the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld.
The Holder may transfer or assign the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that (i) a registration statement with respect thereto has become effective under the Securities Act; or (ii) in the opinion of counsel to the Holder such registration is not necessary; or (iii) such transfer complies with the provisions of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). The legend imprinted on the certificates pursuant to Section 10 shall be removed, and the Company shall issue a new certificate without such legend to the Holder of such security if such security is registered under the Securities Act or, in the opinion of counsel to the Holder such legend is no longer required under the Securities Act or the conditions for a permissible sale or transfer under Rule 144(k) have been complied with. For purposes of this Warrant Certificate, "Affiliate" shall mean any wholly-owned subsidiary or parent of, or any corporation, entity or other person which is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, the Holder or the Company, as the case may be.

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     5.   ADJUSTMENTS FOR STOCK SPLITS, CONSOLIDATIONS, ETC.  The purchase price and number and class of shares subject to this Warrant Certificate shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Common Stock in the Company, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend, a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of this Warrant Certificate, the Holder shall receive the number and class of shares it would have received had it been the holder of the number of shares of Common Stock in the Company, for which this Warrant Certificate is being exercised, on the date of such change or increase or decrease in the number of issued shares of Common Stock in the Company. If the Company shall reorganize, consolidate or merge with or into any other corporation where the Company is not the surviving entity, then each share of Common Stock shall be convertible into the consideration to which the shares of Common Stock subject to this Warrant Certificate would have been entitled to receive upon the effectiveness of such reorganization, merger or consolidation. "Affiliate" shall have the meaning set forth in Paragraph 4. Adjustments under this paragraph shall be made by the Board of Directors in its reasonable, good faith judgment, whose determination with respect thereto shall be final and conclusive. No fractional shares shall be issued under this Warrant Certificate or upon any such adjustment.

     6.   METHOD OF EXERCISING WARRANTS.

          (a) Subject to the terms and conditions of this Warrant Certificate, the Warrants may be exercised by surrender of the Warrant Certificate together with delivery to the Company at its principal office of a signed Subscription Agreement in the form attached hereto as Annex 1 (the "Subscription Agreement") specifying the number of shares to be purchased. Such Subscription Agreement shall be accompanied by payment in cash, check or bank draft, payable to the Company, equal to, in the aggregate, the full purchase price of such shares. The Company shall deliver a certificate or certificates representing the shares subject to such exercise as soon as practicable after the Subscription Agreement and consideration for the shares shall have been received by the Company, and the Holder shall be deemed a record holder of Common Stock upon such receipt by the Company. All shares that shall be purchased upon the exercise of the Warrants as provided herein shall be fully paid and nonassessable.

          (b) In addition, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant Certificate, to exchange this Warrant Certificate, in whole or in part at any time or from time to time on or prior to May 14, 2001, for the number of shares of Common Stock having an aggregate Fair Market Value (determined as set forth in Paragraph 6(c) below) on the date of such exchange equal to the difference between (1) the aggregate Fair Market Value on the date of such exchange of a number of shares designated by the Holder and (2) the aggregate exercise price the Holder would have paid to the Company to purchase such designated number of shares upon exercise of this Warrant Certificate. Upon any such exchange, the number of shares purchasable upon exercise of this Warrant Certificate shall be reduced by such designated number of shares, and, if a balance of purchasable shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant Certificate evidencing the right of the Holder to purchase such balance of shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant Certificate surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section be made, or at such later date as may be specified in such request.

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          (c)  Fair market value of the Common Stock ("Fair Market Value")
shall be determined as follows:

                (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the volume-weighted average price of the Common Stock on such exchange or Nasdaq for the ten (10) business days prior to the date of exchange of this Warrant; or

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the volume-weighted average of the mean of the last bid and asked prices reported for the ten (10) business days prior to the date of the exchange of this Warrant (1) by Nasdaq, or (2) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

              (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be determined in good faith as promptly as reasonably practicable by the Board of Directors.

     7. REGISTRATION RIGHTS. The Holder hereunder has been made a party to the SONUS Pharmaceuticals, Inc. Amended and Restated Registration Rights Agreement dated November 23, 1994, as amended ("Registration Rights Agreement"). The shares of Common Stock issuable upon exercise of this Warrant Certificate are included as "Registrable Securities" under the Registration Rights Agreement (as that term is defined in the Registration Rights Agreement) with all registration rights pertaining to such Registrable Securities.

     8. GENERAL. The Company shall at all times during the term of the Warrants reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Warrant Certificate, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

     9. LEGENDS. It is understood that the certificates evidencing the Common Stock purchased upon exercise of this Warrant Certificate may bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

                                3

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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized, all as of the day and year first above written.

                                   SONUS PHARMACEUTICALS, INC.



                                   By:  _______________________________

                                   Its: _______________________________


                                       4

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                          ANNEX I TO WARRANT CERTIFICATE

                             SUBSCRIPTION AGREEMENT


     The undersigned holder of the Warrant Certificate to which this Subscription Agreement is attached as Annex I hereby subscribes for ________ shares of Common Stock which the undersigned is entitled to purchase pursuant to the terms of such Warrant Certificate. Payment of the purchase price for the Warrants is being made concurrently herewith.

     I hereby certify that all of the shares of Common Stock, $0.001 par value, of SONUS PHARMACEUTICALS, INC., purchased by the undersigned pursuant to the exercise on this date of the Warrants granted to the undersigned by the Warrant Certificate are being acquired by the undersigned for investment and not with a view to the distribution thereof.

Date: __________________________

                                   _________________________________________
                                   Signature


                                   _________________________________________
                                   Type or Print Name


                                   _________________________________________
                                   Street Address


                                   _________________________________________
                                   City                State       Zip Code